EXHIBIT 21.1

                          SIGNIFICANT SUBSIDIARIES
                          ------------------------

   NAME                                        OWNERSHIP

   Intercraft Company     Delaware             100% of stock owned by
                                               Newell Rubbermaid Inc.


   Newell Investments     Delaware             100% of stock owned by
   Inc.                                        Newell Operating
                                               Company

   Newell Operating       Delaware             77.5% of stock owned
   Company                                     by Newell Rubbermaid Inc.;
                                               22.5% of stock owned by
                                               Anchor Hocking Corporation

   Rubbermaid
   Incorporated           Ohio                 100% of stock owned by
                                               Newell Rubbermaid Inc.

   Rubbermaid Texas       Texas                Rubbermaid Incorporated is
   Limited Partnership    (limited             the general partner and
                          partnership)         Rubfinco Inc. is the limited
                                               partner

   Sanford, L.P.          Illinois (limited    Newell Operating
                          partnership)         Company is the general
                                               partner and Sanford
                                               Investment Company is
                                               the limited partner